FIRST AMENDMENT TO INDUSTRIAL LEASE
This First Amendment to Industrial Lease (the "Amendment") is made and entered into by and between IGX BRUSHY CREEK, LLC, a Texas limited liability company ("Landlord") and HYLIION INC., a Delaware corporation ("Tenant"), and is dated for reference purposes only as of December 1, 2020 (the "Amendment Date").
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Industrial Lease dated as of February 5, 2018 (the "Existing Lease"), pursuant to which Tenant has leased from Landlord certain premises consisting of approximately 83,470 square feet of space in Building 2 of the Brushy Creek Corporate Center located at 1200 BMC Drive, Cedar Park, Texas 78613, as such leased premises are more particularly described in the Existing Lease (the "Existing Premises").
WHEREAS, the Term of the lease is scheduled to expire on the Termination Date, which is January 31, 2026, and Landlord and Tenant now desire to modify the Existing Lease in order to expand the leased premises, and to make certain other modifications to the terms of the Existing Lease. all as more specifically set forth herein below.
AGREEMENT:
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Definitions. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Existing Lease. The "Lease" shall mean the Existing Lease, as amended by this Amendment.
2.Expansion Premises. Effective as of the date that is one hundred twenty (120) days after the Amendment Date or, if earlier, upon the date on which Tenant receives a certificate of occupancy issued by the applicable governmental body covering the Expansion Premises (as hereinafter defined) (the "Expansion Commencement Date)," the Premises shall be expanded to include approximately 20,642 square feet of additional space located in Building 2 immediately adjacent to and east of the Existing Premises, such expansion space being generally depicted on the floor plan attached hereto as EXHIBIT A and incorporated herein by this reference (the "Expansion Premises"), which the parties stipulate shall be deemed to contain 20,642 square feet of space. From and after the Expansion Commencement Date, the Premises shall consist of the Existing Premises and the Expansion Premises.
3.Condition of Expansion Premises. As of the Amendment Date. Tenant accepts the Expansion Premises in its "AS-IS", "WHERE IS" and "WITH ALL FAULTS"

condition, subject to all matters now or hereafter of record, and all laws, ordinances, and governmental regulations and orders. Landlord shall have no obligation to construct,

refurbish or otherwise improve or repair the Expansion Premises prior to or upon Tenant's occupancy of the Expansion Premises or at any time throughout the Term, subject only to Landlord's general maintenance obligations under Section 9.1 of the Existing Lease. Tenant acknowledges and agrees that (i) Tenant has inspected the Expansion Premises and has sufficient knowledge and expertise to make such inspection or has caused same to be inspected on its behalf by one or more persons with such knowledge and expertise. and (ii) the Expansion Premises are in good and acceptable condition, with all existing structural, roof, mechanical, electrical and plumbing systems in good working order. TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE AND TENANT IS NOT RELYING ON, AND (TO THE EXTENT PERMITTED BY APPLICABLE LAWS) TENANT HEREBY WAIVES AND TENANT AND LANDLORD HEREBY DISCLAIM, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, FITNESS, QUALITY OR CONDITION OF THE EXPANSION PREMISES OR THE PROJECT OR THE IMPROVEMENTS THEREON OR THE SUITABILITY OF THE EXPANSION PREMISES, THE PROJECT OR THE IMPROVEMENTS THEREON FOR TENANT'S INTENDED USE. The provisions of this paragraph are a material part of the consideration for this Amendment.
4.Tenant's Work. Tenant shall have the right to complete certain leasehold improvements within the Expansion Premises following Landlord's approval thereof, all in accordance with ADDENDUM 1 attached hereto. All Tenant's Work (as defined in said ADDENDUM 1) shall be completed at Tenant's sole expense, subject only to Landlord's reimbursement of expenses, in accordance with ADDENDUM 1, up to the amount of the Expansion Allowance (as defined in said ADDENDUM 1). Tenant, at Tenant's sole expense, shall obtain all necessary licenses, permits and approvals of any kind relating in any way to Tenant's Work prior to the commencement thereof.
5.Tenant's Pro Rata Share.
a.Expansion Premises. From and after the Expansion Commencement Date, Tenant's pro rata share shall be 45.04% (i.e. 104,112 square feet of space in the Premises divided by a total of 231.180 square feet of space in the Buildings comprising the Project), which calculation is subject to adjustment from time to time as deemed appropriate by Landlord. Notwithstanding the foregoing, Landlord reserves the right to calculate the pro rata share for each tenant at the Project on a building by building basis.
b.Cap on Additional Expenses. Notwithstanding anything to the contrary contained in the Lease, the calculation of the cap on increases in Controllable Additional Expenses set forth in said Section 8.6 of the Lease shall be calculated on a per square foot basis and shall be calculated separately with respect to the Existing Premises and the Expansion Premises. With respect to the Expansion Premises.

such cap shall not apply until January 1 following the end of the first full calendar year after the Expansion Commencement Date.

6. Term. The Term of the Lease for the Expansion Premises shall commence on the Expansion Commencement Date and shall continue until, and shall expire on, the Termination Date, unless sooner terminated in accordance with the terms of the Lease, the parties agreeing that the Term for the Expansion Premises shall be coterminous with the Term for the Existing Premises. As such phrase is used in the Lease, the "Commencement Date," as it relates to the Expansion Premises, shall mean and refer to the Expansion Commencement Date.
7. Base Rent.
a.Expansion Premises Rent Commencement; Abatement. Tenant's obligation to pay Rent with respect to the Expansion Premises shall commence on the Expansion Commencement Date, provided, however, that the first month's payment of Base Rent for the Expansion Premises shall be abated. Such abatement shall not include Tenant's obligation to pay Additional Expenses, and Tenant shall be required to pay Additional Expenses during the entire Term applicable to the Expansion Premises. -If there is an Event of Default that continues beyond any applicable cure period, then Landlord shall be entitled to recover all Base Rent that was abated, as provided herein. All such Rent shall be payable in accordance with the terms of the Lease.
b.Base Rent Amount. Base Rent for the Existing Premises shall continue to be paid in accordance with the schedule set forth on page 2 of the Existing Lease. Base Rent for the Expansion Premises shall be payable each month in an amount calculated on a per square foot rate equal to the per square foot Base Rent rate payable with respect to the Existing Premises (as such rate increases in accordance with the rent schedule set forth in the Existing Lease), and shall be calculated on the basis of 20,642 square feet. The initial monthly installment of Base Rent for the Expansion Premises shall be in the amount of $22,998.63 (i.e. 20,642 square feet multiplied by $13.37, and divided by 12).
8.    Access Devices. Promptly after the date hereof, Tenant shall deliver to Landlord's property manager keys, access codes or cards, or other appropriate access devices to all doors leading to the Premises. Thereafter, Tenant shall ensure that Landlord or Landlord's property manager shall promptly receive updated keys, access codes or cards, or other appropriate access devices any time locks or other security devices are modified, such that Landlord always has in its possession, or in the possession of its property manager, working keys. access codes or cards, or other appropriate access devices by which Landlord can gain access to all areas of the Premises.
9. Brokers. Each party represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Cushman & Wakefield and Aquila Commercial, LLC (collectively, the "Brokers"), and Landlord and Tenant each agrees to indemnify and hold harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this transaction. Landlord shall pay a commission to Brokers pursuant to a separate written agreement or agreements. No broker shall be a third party beneficiary of this Amendment.
10.Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Delaware. (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord and each person signing this Amendment on behalf of Landlord represents to Tenant as follows: (i) Landlord has the full right and authority to bind itself without the consent or approval of any other person or entity and that it has full power, capacity, authority, and legal right to execute and deliver this Amendment and to perform all of its obligations hereunder; and (ii) no consent of any lender or any other party is required for the execution of this Amendment, or such consent has been obtained and evidence of same has been delivered to Tenant.
11.Exhibits. Each Exhibit and Addendum attached hereto is made a part hereof for all purposes.
12.Execution. This Amendment may be executed in multiple counterparts and all such counterparts when taken together shall constitute one and the same instrument. This Amendment and counterparts thereof, may be executed and delivered by facsimile or other electronic transmission, with the same effect as an original executed Amendment or counterpart.
13.Effect of Amendment. The Expansion Premises shall be subject to all of the terms and conditions of the Existing Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Existing Premises unless such concessions are expressly provided for in this Amendment with respect to the Expansion Premises. Except as expressly modified herein, the terms of the Existing Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify such terms, as herein amended. From and after the Amendment Date, references in the Existing Lease or in this Amendment to the "Lease," shall mean the Existing Lease as amended by this Amendment.
14.No Representations. Landlord, Landlord's agents, Tenant, and Tenant's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and neither Landlord nor Tenant has relied on any representations except as expressly set forth herein.
15.Entire Agreement. This Amendment, together with the Existing Lease and the Commencement Date Agreement executed by the parties with respect to the Existing Premises, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Existing Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

16.Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
17.Governing Law. Construction and interpretation of this Lease will be governed by the applicable laws of the State of Texas, excluding any principles of conflicts of laws. Any disputes arising under, in connection with, or incident to this Amendment or about its interpretation will be resolved exclusively in the state or federal courts located in the county in which the Premises are located. Each of the parties irrevocably submits to those courts' venue and jurisdiction for such disputes.
18.Submission Not an Offer. The submission by Landlord or Tenant of this Amendment shall have no binding force or effect, shall not constitute an option, and shall not confer any right or impose any obligations upon either party, until execution and delivery of this Amendment by both parties.
[Signature page follows.]

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Amendment Date.
TENANT:
HYLIION INC.,
a Delaware corporation

By: /s/ Greg Van de Vere
Name: Greg Van de Vere
Title: V.P. Finance and CFO

Date Signed: December 3, 2020

LANDLORD:
IGX BRUSHY CREEK, LLC,
a Texas limited liability company
By:    IGX Dynamo Holdings, LP,
a Texas limited partnership
its Managing Member
By:    IGX Dynamo Brushy Creek GP, LLC.
a Texas limited liability company
its General Partner

        By: /s/ Marcelo Gutierrez
Name: Marcelo Gutierrez Gutierrez
Title: Manager

Date Signed: December 4, 2020